Exhibit 23.1

To the Board of Directors of Material Technologies, Inc.

We hereby consent to the use of our financial statements for the period ended December 31, 2007, dated August 19, 2008 to be included in the Company’s 10K/A filing.

 /s/ Gruber & Company, LLC
Gruber & Company, LLC